Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of February 1, 2006.

		ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.
				NATIONAL PORTFOLIO


	FORMER POLICIES				CURRENT POLICIES


Investment Objective:

Fundamental:				Non-fundamental:
The investment objective of the		The investment objective of
Portfolio is to earn the highest	the Portfolio is to earn
level of current income, exempt		the highest level of
from Federal and state taxation		current income, exempt
to the extent described in the		from Federal and state
Prospectus, that is available		taxation to the extent
without assuming what Alliance		described in the Prospectus,
considers to be undue risk, by		that is available without
investing principally in		assuming what Alliance
high-yielding, predominantly		considers to be undue risk,
medium quality, municipal		by investing principally in
securities.				high-yielding, predominantly
					medium quality, municipal
				        securities.



Fundamental Investment Policies:	The Portfolio is diversified.
The Portfolio is diversified  and,
under the 1940 Act, may not change
this policy without a shareholder
vote.

The Portfolio may not invest 25%	The Portfolio may not
or more of its total assets in the	concentrate investments in
securities of issuers conducting	an industry, as concentration
their principal business activities	may be defined under
in any one industry, provided that	the 1940 Act or the rules
for purposes of this policy (a)		and regulations thereunder
there is no limitation with respect	(as such statute, rules or
to investments in municipal		regulations may be amended
securities issued by governmental	from time to time) or by
users (including private activity	guidance regarding,
bonds issued by governmental users),	interpretations of, or
U.S. Government securities,		exemptive orders under, the
certificates of deposit, bankers	1940 Act or the rules or
acceptances and interest-bearing	regulations thereunder
savings deposits, and (b) consumer	published by appropriate
finance companies, industrial finance	regulatory authorities.
companies and gas, electric, water
and telephone utility companies are
each considered to be separate
industries.  For purposes of this
restriction, the Portfolio will
regard the entity which has the
primary responsibility for the
payment of interest and principal as
the issuer.

The Portfolio may not pledge,		Policy eliminated.
hypothecate, mortgage
or otherwise encumber its assets,
except in an amount of not more than
15% of the value of its total assets,
to secure borrowing for temporary or
emergency purposes.

The Portfolio may not make short	Policy eliminated.
sales of securities or maintain a
short position.

The Portfolio may not purchase		Fundamental policy
securities on margin. 			eliminated.

					Non-fundamental policy:
					The Portfolio may not
					purchase securities on
					margin, except (i) as
					otherwise provided under
					rules adopted by the SEC
					under the 1940 Act or by
					guidance regarding the
					1940 Act, or
					interpretations thereof,
					and (ii) that the Portfolio
					may obtain such short-term
					credits as are necessary
					for the clearance of
					portfolio transactions,
					and the Portfolio may make
					margin payments in
					connection with futures
					contracts, options, forward
					contracts, swaps, caps,
					floors, collars and other
					financial instruments.

The Portfolio may not			Policy eliminated.
participate on a joint or joint
and several basis in any securities
trading account.

The Portfolio may not issue any		The Portfolio may not issue
senior security within the meaning	any senior security (as
of the 1940 Act.			that term is defined in
					the 1940 Act) or borrow
					money, except to the extent
					permitted by the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time)
					or by guidance regarding,
					or interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example,
					with respect to permitted
					borrowings, options,
					futures contracts, options
					on futures contracts and
					other derivatives such as
					swaps are not deemed to
					involve the issuance of a
					senior security.

The Portfolio may not borrow money	Policy eliminated.
except from banks for temporary or	See policy above.
emergency purposes, including the
meeting of redemption requests
which might require the untimely
disposition of securities.
Borrowing in the aggregate may not
exceed 20%, and borrowing for
purposes other than meeting
redemptions may not exceed 5% of
the value of the Funds total assets
(including all borrowings by the
Portfolio) less liabilities (not
including all borrowings by the
Portfolio) at the time the borrowing
is made.  Outstanding borrowings in
excess of 5% of the value of the Funds
total assets will be repaid before
any subsequent investments are made.

The Portfolio may not make loans of	The Portfolio may not make
its assets to any person, except for	loans except through (i)
(i) the purchase of publicly		the purchase of debt
distributed debt securities, (ii)	obligations in accordance
the purchase of non-publicly		with its investment
distributed securities subject to	objectives and policies;
[the next policy], and (iii) entering	(ii) the lending of
into repurchase agreements.		portfolio securities; (iii)
					the use of repurchase
					agreements; or (iv) the
					making of loans to
					affiliated funds as
					permitted under the 1940
					Act, the rules and
					regulations thereunder
					(as such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under, the
					1940 Act.

The Portfolio may not act as an		The Portfolio may not act
underwriter of securities of other	as an underwriter of
issuers, except that a Portfolio	securities of other
may acquire restricted or not		issuers, except that the
readily marketable securities under	Portfolio may acquire
circumstances where, if such		restrictedsecurities under
securities were sold, the Fund		circumstances in which,
might be deemed to be an underwriter	if such securities were
for purposes of the Securities Act	sold, the Portfolio might
of 1933.				be deemed to be an
					underwriter for purposes
					of the Securities Act of
					1933, as amended (the
					Securities Act).

The Portfolio may not invest in		The Portfolio may not
commodities or commodity contracts,	purchase or sell commodities
except that the Portfolio may		regulated by the
invest in futures contracts and		Commodity Futures Trading
options thereon.			Commission under the
					Commodity Exchange Act
					or commodities contracts
					except for futures contracts
					and options on futures
					contracts.

Related non-fundamental policy.		Related non-fundamental
					policy eliminated.
The Portfolio will not enter into a
futures contract or option on a
futures contract if immediatel
 thereafter the market values of
the outstanding futures contracts
of the Portfolio and the futures
contracts subject to outstanding
options written by the Portfolio
would exceed 50% of its total assets.


The Portfolio may not purchase or	The Portfolio may not
sell real estate.			purchase or sell real
					estate except that it may
					dispose of real estate
					acquired as a result of
					the ownership of securities
					or other instruments.  This
					restriction does not
					prohibit the Portfolio from
					investing in securities or
					other instruments backed by
					real estate or in securities
					of companies engaged in the
					real estate business.


Non-fundamental Investment Policies:

The Portfolio may seek additional	Policy eliminated.
income by investing in repurchase
agreements pertaining only to U.S.
Government securities. There is no
percentage restriction on the
Portfolios ability to enter into
repurchase agreements.

The Portfolio will limit its		The Portfolio will limit
investments in illiquid securities	its investment in illiquid
to 10% of its net assets.		securities to no more

 					than 15% of net assets or
					such other amount permitted
					by guidance regarding the
					1940 Act.

The Portfolio may invest up to		The Portfolio may invest
35% or more of its total assets		in zero coupon securities.
in zero coupon securities.

No forward commitment will be		The Portfolio may enter
made by the Portfolio if, as a		into forward commitments.
result, the Portfolios aggregate
forward commitments under such
transactions would be more than
20% of its total assets.










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